UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 14, 2006

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2006, the Company entered into a Sixth Amendment to the Independent Contractor Consultancy Agreement between the Company and Norman A. Ferber, the Company’s Chairman of the Board of Directors.  The new amendment is effective February 1, 2006 and extends the term of Mr. Ferber’s consultancy for three years, until January 31, 2009.  The amendment renews the terms and benefits previously provided, including an annual consulting fee of $1,100,000, payable for the full term of the agreement, except in the event of specified terminations for cause.  The new amendment provides that in the event of Mr. Ferber’s death, the consulting agreement will immediately terminate and no further fees will be owed by the Company.  Mr. Ferber will receive a one-time payment of $23,282 (after gross up to cover estimated taxes) for reimbursement of estimated premiums for him to purchase a life insurance policy with a death benefit in the amount of $2,000,000 during the three year term of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006

ROSS STORES, INC.
Registrant

By:	/s/ John G. Call

John G. Call
Senior Vice President, Chief Financial Officer,
Principal Accounting Officer and Corporate Secretary

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